UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     May 17, 2017________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.07              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 17, 2017, Ply Gem Holdings, Inc. (the "Company") held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the three Class I director nominees; (ii) approved an advisory resolution on executive compensation; and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017. A description of each proposal voted on at the Annual Meeting, and the voting results for each such proposal, are set forth below.

1.)    The proposal to elect each of the three nominees to serve as a Class I director of the Company until the Company’s 2020 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved by the votes set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederick J. Iseman	55,572,404	8,426,234	2,572,110
Mary K. Rhinehart	62,220,826	1,777,812	2,572,110
Janice E. Stipp	63,185,865	812,773	2,572,110

2.)    The proposal to approve an advisory resolution on executive compensation was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
50,290,260	13,253,086	455,292	2,572,110

3.)    The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 was ratified by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
66,561,021	9,480	247	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 18, 2017

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Executive Vice President, Chief Financial Officer, and Secretary